                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of this 7th day of August, 1996, by and among Excite, Inc., a California corporation ("Excite"), Excite Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Excite ("Sub"), The McKinley Group, Inc., a Delaware corporation ("McKinley"), and, with respect to Sections 2, 4.10 and 10 only, Isabel Maxwell, Christine Maxwell, David Hayden, Roger Malina and Daniel Lynch (collectively, the "Principals").

                                    RECITALS


         A. Sub will merge with and into McKinley in a reverse triangular merger (the "Merger"), with McKinley to be the surviving corporation of the Merger, pursuant to the terms and conditions of this Agreement and an Agreement of Merger substantially in the form of Exhibit A attached hereto (the "Agreement of Merger") and the applicable provisions of the law of the State of Delaware. Upon the effectiveness of the Merger, all of the outstanding Common Stock of McKinley will be converted into Common Stock of Excite ("Excite Common Stock"). In addition, all outstanding options ("McKinley Options") and warrants ("McKinley Warrants") to purchase shares of the Common Stock of McKinley will be converted into options and warrants, respectively, to purchase Excite Common Stock, and all debt or other instruments convertible into or exchangeable for equity securities of McKinley ("McKinley Convertible Securities") will become convertible into or exchangeable for equity securities of Excite, all as provided in this Agreement and the Agreement of Merger. The options, warrants and convertible securities exercisable for Excite Common Stock issued in the Merger shall be referred to herein as the "Excite Securities."

B. The Merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code and as a "pooling of interests" for accounting purposes.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       PLAN OF REORGANIZATION

         1.1 The Merger. An Agreement of Merger will be filed with the office of the Secretary of State of the State of Delaware as soon as practicable after the McKinley Stockholders' Meeting (as defined in Section 4.4 hereof). The effective date and time of such filing is referred to herein as the "Effective Time". At the Effective Time, Sub will be merged with and into McKinley pursuant to this Agreement and the Agreement of Merger and in accordance with applicable provisions of the law of the State of Delaware as follows:

                  1.1.1 Conversion of Shares. Each share of McKinley Series A Common Stock ("McKinley A Common") and each share of McKinley Series B Common Stock ("McKinley B Common" and collectively, the "McKinley Common Stock") issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or will be perfected in compliance with applicable law, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive the "Common A Applicable Fraction" and "Common B Applicable Fraction", respectively, of a fully paid and nonassessable share of Excite Common Stock. The Common A Applicable Fraction shall be determined by dividing (A) the Total Excite Shares (as defined below) less the number of shares of Excite Common Stock equal to the aggregate liquidation preference of the McKinley B Common as set forth in the McKinley Certificate of Incorporation divided by the fair market value of a share of Excite Common Stock (determined in accordance with the Certificate of Incorporation of McKinley, unless otherwise agreed by the holders of McKinley B Common), by (B) (i) the number of shares of McKinley A Common outstanding immediately prior to the Effective Time, which number shall include the number of shares of McKinley Series A Common Stock into which all shares of McKinley B Common that are outstanding as of the date hereof could be converted, plus (ii) the number of shares of McKinley A Common issuable upon exercise of all McKinley Options and McKinley Warrants outstanding immediately prior to the Effective Date, provided however, that shares of McKinley Common Stock issuable upon exercise of McKinley Options and McKinley Warrants which, but for the operation of this proviso, would immediately following the Effective Time and after their conversion into rights to acquire Excite Common Stock, have an exercise price greater than two times the closing price of Excite Common Stock on the Nasdaq Stock Market ("Nasdaq") on the last trading day prior to the Effective Time shall not be included in such calculation, plus (iii) the number of shares of McKinley A Common into which the McKinley Convertible Securities are convertible into or exchangeable for immediately after the Closing. The Common B Applicable Fraction shall equal the Common A Applicable Fraction multiplied by the number of shares of McKinley A Common into which each share of McKinley B Common is convertible. In addition, the holders of shares of McKinley B Common shall be entitled to that number of shares of Excite Common Stock equal to the aggregate liquidation preference of the shares of McKinley B Common held by them divided by the fair market value of a share of Excite Common Stock (determined in accordance with the Certificate of Incorporation of McKinley, unless otherwise agreed by the holders of McKinley B Common). The "Total Excite Shares" shall be Eight Hundred Fifty Thousand (850,000).

                  1.1.2 McKinley Options. At the Effective Time, Excite will assume all outstanding options to purchase shares of McKinley A Common and each holder of an McKinley Option granted (a) under McKinley's 1996 Stock Incentive Plan (the "McKinley Option Plan") or (b) outside of the McKinley Option Plan, shall be entitled, in accordance with the existing terms of such McKinley Option, to purchase after the Effective Time that number of shares of Excite Common Stock determined by multiplying the number of shares of McKinley A Common subject to such McKinley Option at the Effective Time by the Common A Applicable Fraction, and the exercise price per share for each such assumed option (the "Assumed Option") will equal the exercise price of the McKinley Option immediately prior to the Effective Time divided by the Common A Applicable Fraction. If the foregoing calculation results in an Assumed Option (a) being exercisable for a fraction of a share, then the number of shares of Excite Common Stock subject to such Assumed Option will be rounded down to the nearest whole number with no cash being payable for such fractional share, or (b) being exerciseable for an exercise price that includes a fraction of a cent, the exercise price shall be rounded up to the nearest whole cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section

422A of the Code, if applicable, and all other terms of the Assumed Options will otherwise be unchanged. None of the McKinley Options will accelerate or vest automatically as a result of the Merger except for certain options held by Cindy Martin. The continuous term of employment with McKinley will be credited to each holder of an Assumed Option as if it were employment with Excite for purposes of determining the vesting and the number of shares subject to exercise after the Effective Time. Promptly following the Effective Time, Excite will issue to each holder of an Assumed Option a document evidencing the foregoing assumption by Excite. Attached hereto as Schedule 1.1.2 is list of all holders of McKinley Options and the number of options held by each, the number of shares of Excite Common Stock for which each McKinley Option will become exerciseable and the exercise price of each such assumed option.

                  1.1.3 McKinley Warrants. At the Effective Time, Excite will assume all outstanding warrants to purchase shares of McKinley A Common and each holder of an McKinley Warrant shall be entitled, in accordance with the existing terms of such McKinley Warrant, to purchase after the Effective Time that number of shares of Excite Common Stock determined by multiplying the number of shares of McKinley A Common subject to such McKinley Warrant at the Effective Time by the Common A Applicable Fraction, and the exercise price per share for each such assumed Warrant (the "Assumed Warrant") will equal the exercise price of the McKinley Warrant immediately prior to the Effective Time divided by the Common A Applicable Fraction. If the foregoing calculation results in an assumed warrant being exercisable for a fraction of a share, then the number of shares of Excite Common Stock subject to such warrant will be rounded down to the nearest whole number with no cash being payable for such fractional share. The terms of the McKinley Warrants will otherwise be unchanged.

                  1.1.4 McKinley Convertible Securities. At the Effective Time, Excite will assume all outstanding McKinley Convertible Securities exercisable for shares of McKinley Common A Stock and each holder of a McKinley Convertible Security shall be entitled, in accordance with the existing terms thereof, to purchase after the Effective Time that number of shares of Excite Common Stock determined by multiplying the number of shares of McKinley A Common subject to such McKinley Convertible Security at the Effective Time by the Common A Applicable Fraction, and the exercise price per share for each such McKinley Convertible Security will equal the exercise price of the McKinley Convertible Security immediately prior to the Effective Time divided by the Common A Applicable Fraction. If the foregoing calculation results in an assumed McKinley Convertible Security being exercisable for a fraction of a share, then the number of shares of Excite Common Stock subject to such McKinley Convertible Security will be rounded down to the nearest whole number with no cash being payable for such fractional share. The terms of the McKinley Convertible Securities will otherwise be unchanged.

                  1.1.5 Adjustments for Capital Changes. If prior to the Merger, Excite or McKinley recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of Excite Common Stock into which the shares of McKinley Common and Preferred Stock ("McKinley Capital Stock"), Options, Warrants and Convertible

Securities are to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of the McKinley Capital Stock, Options, Warrants and Convertible Securities and the holders of Excite shares.

                  1.1.6 Dissenting Shares. Holders of shares of McKinley Capital Stock who have complied with all requirements for perfecting dissenter's rights, as set forth in the General Corporation Law of the State of Delaware ("Delaware Law") and the General Corporation Law of the State of California ("California Law"), shall be entitled to their rights under the Delaware Law and the California Law with respect to such shares ("Dissenting Shares").

         1.2 Fractional Shares. No fractional shares of Excite Common Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of McKinley Capital Stock who would otherwise be entitled to receive a fraction of a share of Excite Common Stock will receive from Excite, promptly after the Effective Time, an amount of cash equal to Excite Trading Price multiplied by the fraction of a share to which such holder would otherwise be entitled.

         1.3 Escrow Agreement. At the closing of the Merger (the "Closing"), Excite will withhold that number of shares of Excite Common Stock otherwise issuable to the stockholders of McKinley (the "McKinley Stockholders") in accordance with Section 1.1 (the "Issuable Shares") as determined pursuant to this Section 1.3 (rounded down to the nearest whole number of shares to be issued to each McKinley Stockholder) and deliver such shares (the "Escrow Shares") to Chemical Trust Company of California (the "Escrow Agent"), as escrow agent, to be held by the Escrow Agent as collateral for the McKinley Stockholder's obligations under Section 10.2 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form of
Exhibit 1.3. The Escrow Shares will be represented by a certificate or certificates issued in the name of the Escrow Agent and will be held as collateral for Damages suffered by an Indemnified Person (each as defined in Section 10.2) for breaches of the representations, warranties and covenants of McKinley contained in this Agreement. The Escrow Shares shall equal Ten Percent (10%) of the Issuable Shares. The Escrow Shares will be delivered and will be held by the Escrow Agent from the Closing until (a) the date on which Excite has received audited financial statements together with a report thereon from Excite's independent auditors covering the combined results of Excite and McKinley for the first fiscal year of Excite ending after the Closing Date (i.e., the year ending December 31, 1996, unless the Closing occurs after December 31, 1996), for items expected to be encountered in the audit process, provided that Excite shall have a reasonable period of time, not to exceed ninety (90) days, to review the audit results to determine if any claim for Damages (as defined in Section 10.2) exists under Section 10.2 and Excite shall provide notice of any claim for Damages within the ninety (90) day period and
(b) twelve (12) months after the Closing Date for all other items (the "Escrow Period"). However, in all cases as to matters which an Indemnified Person has given written notice of a claim for Damages during the Escrow Period, such period with respect thereto shall continue until such claim for Damages is finally resolved and the McKinley Stockholder's indemnification obligations under Section 10.2 hereof with respect thereto are fully satisfied.

         In the event that the Merger is approved by the McKinley Stockholders, as provided herein, the McKinley Stockholders shall, without any further act of any McKinley Stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the McKinley Stockholder's indemnification obligations under
Section 10.2 in the manner set forth in the Escrow Agreement, (ii) the appointment of Isabel Maxwell and Jerry Murdock as the representatives of the McKinley Stockholders (collectively, the "Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each McKinley Stockholder (other than holders of Dissenting Shares), and the taking by the Representatives of any and all actions and the making of any decisions required or permitted to be taken by the Representatives under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to Excite of Escrow Shares in satisfaction of claims by Excite; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 10.2; and take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing) and (iii) to all of the other terms, conditions and limitations in the Escrow Agreement.

         1.4 Effects of the Merger. At the Effective Time: (a) the separate existence of Sub will cease and Sub will be merged with and into McKinley, and McKinley will be the surviving corporation, pursuant to the terms of the Agreement of Merger, (b) the Certificate of Incorporation and Bylaws of McKinley will be amended and restated to be the same as the Certificate of Incorporation and Bylaws of Sub; provided, however, that the corporate name of McKinley will not change, (c) the Board of Directors and officers of Excite will remain unchanged, (d) all the directors of McKinley immediately prior to the Effective Time will resign and Excite will appoint new directors of the surviving corporation and the officers of McKinley immediately prior to the Effective Time will resign and Excite will appoint the new officers of the surviving corporation, (e) each share of McKinley Capital Stock outstanding immediately prior to the Effective Time will be converted into Excite Common Stock and each McKinley Option, McKinley Warrant and McKinley Convertible Security outstanding immediately prior to the Effective Time will be assumed by Excite, each as provided in Sections 1.1, and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

         1.5 Further Assurances. Sub agrees that if, at any time before or after the Effective Time, McKinley considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in McKinley title to any property or rights of Sub, McKinley and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in McKinley and otherwise to carry out the purpose of this Agreement, in the name of Sub or otherwise.



         1.6      Fairness Hearing; S-4 Alternative; S-8.

                  1.6.1 Fairness Hearing. The Excite Common Stock and Excite Securities to be issued in the Merger will be qualified by a permit (the "Permit") issued under Section 25121 of the California Corporate Securities Law of 1968 (the "Securities Law") after a fairness hearing (the "Fairness Hearing") to be held on or about August 28, 1996 before the California

Commissioner of Corporations pursuant to Section 25142 of the Securities Law and shall thereby be an exempt transaction under Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). Excite shall prepare and, after McKinley's review and approval, file with the California Department of Corporations (the "Department") an application for qualification of the Excite Common Stock and Excite Securities to be issued in the Merger, an application for a Fairness Hearing together with the disclosure statement included therein (the "Disclosure Statement"), and any other documents required by the Securities Law, in connection with the Merger. Excite shall use its best efforts to have the Permit issued under the Securities Law as promptly as practicable after such filing. Excite shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Excite Common Stock and Excite Securities in the Merger.

                  1.6.2 S-4 Registration Statement Alternative. Excite will have no obligation to change any provision of its Articles of Incorporation or Bylaws, or to make any change in its rights and obligations with respect to its securities or its security holders in order to obtain the Permit. If Excite is unable to obtain the Permit within 75 days after the date of this Agreement, Excite will promptly prepare and, after McKinley's review and approval, file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 ("S-4") with respect to the offer and issuance of Excite Common Stock in the Merger, at Excite's expense. Excite will use its best efforts to cause the S-4 to become effective as soon after such filing as practicable. Excite and Sub will also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the offer and issuance of the shares of Excite Securities in the Merger.

                  1.6.3 Provision of Information. McKinley will timely furnish to Excite all information concerning McKinley, including without limitation, information regarding McKinley's business, management, financial statements and the holders of securities of McKinley as may be reasonably requested in connection with any action provided for in this Section 1.6. Excite will timely furnish to McKinley all information requested by McKinley concerning Excite, including without limitation, information regarding Excite's business, management, financial statements and the holders of securities of Excite as may be reasonably requested in connection with any action provided for in this
Section 1.6. Excite and McKinley, as applicable, will be responsible for any statement, information or omission of a material fact necessary to make the information contained therein not misleading in the Disclosure Statement relating to Excite or McKinley, respectively, or to their respective affiliates.

                  1.6.4 Registration on Form S-8. In addition, Excite shall use its best efforts to cause the shares of Excite Common Stock that are issuable upon exercise of the Assumed Options to be registered under the Securities Act on Form S-8 ("S-8") or other applicable form and for such registration statement to become effective on or around the date (expected to be around October 1, 1996) that the "Lock-Up" provisions contained in that certain Underwriting Agreement by and between Excite and Robertson, Stephens & Company LLC dated as of April 3, 1996 (the "Underwriting Agreement") expire. McKinley will cooperate with Excite to the best of McKinley's ability in the preparation of the Form S-8. Shares of Excite Common Stock issued upon the exercise after the Merger of the McKinley Warrants and Convertible Securities assumed in the Merger will not be registered on Form S-8 and, accordingly, will be subject to the resale restrictions provided for in Rule 144 under the Securities Act for restricted securities.

         1.7 Reorganization. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the total value of the Excite Common Stock to be received in the Merger by the stockholders of McKinley is equal, in each instance, to the total value of the McKinley Capital Stock to be surrendered in exchange therefor. The Excite Common Stock, and Excite Securities issued in the Merger will be issued solely in exchange for McKinley Capital Stock and McKinley Options, Warrants and Convertible Securities, respectively, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the McKinley Capital Stock and McKinley Options, Warrants and Convertible Securities. Except for cash paid in lieu of fractional shares or for Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Excite for the McKinley Capital Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 1.7. In addition, Excite represents now, and as of the Closing Date, that it presently intends to continue McKinley's historic business or use a significant portion of McKinley's business assets in a business. Excite has no current plan or intention to liquidate McKinley, to merge McKinley with and into another corporation, to sell or otherwise dispose of the stock of McKinley or to cause McKinley to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code. At the Closing, officers of each of Excite and McKinley shall execute and deliver officers' certificates in the forms of Exhibits 1.7A-B, together with an acknowledgment that such certificates will be relied upon by counsel to McKinley and counsel to Excite. The provisions and representations contained or referred to in this Section 1.7 shall survive until the expiration of the applicable statute of limitations.

         1.8 Services Agreement. Concurrently herewith, Excite and McKinley have entered in the Services Agreement attached as Exhibit B hereto.

         1.9 Amendment of Credit Agreement and Secured Promissory Note. The parties hereby agree as follows:

                  (a) That certain Credit Agreement entered into by and between Excite and McKinley as of July 3, 1996 (the "Credit Agreement") is hereby amended as follows:

                           (i) Section 1.5 of the Credit Agreement is hereby
amended to read in its entirety as follows:

                           "1.5 MATURITY DATE. The term "MATURITY DATE" means that the date which is the earlier to occur of: (a) September 15, 1996; (b) the termination of the Merger Agreement by any party thereto in accordance with
                           Article 9 thereof; and (c) the date on which the Lender declares the entire unpaid principal amount and all accrued interest on each outstanding Note immediately due and payable in full under Section 7.2(b), or such amount otherwise becomes due and payable."

                           (ii) Section 1.6 of the Credit Agreement is hereby
amended to read in its entirety as follows:

                           "1.6 MERGER AGREEMENT. The term "MERGER AGREEMENT" means that certain Agreement and Plan of Reorganization among the Lender, Excite Acquisition Corporation and Borrower dated on or about August 5, 1996."

                           (iii) Section 2.1(a) of the Credit Agreement is
hereby amended to replace the words "two million dollars (US $2,000,000)" therein with the words "five million dollars (U.S. $5,000,000)."

                           (iv) Section 2.1(c) of the Credit Agreement is hereby
amended to replace the words "Section 13 of the Memorandum of Agreement" therein with the words "Section 4.10 of the Merger Agreement."

                           (v) Section 7.17(l) of the Credit Agreement is hereby
amended to read in its entirety as follows:

                           "(d) Borrower fails to perform, keep or observe any covenant set forth in this Agreement or in any of the other loan Documents or in the Merger Agreement, and the same has not been cured within five (5) days after Borrower receives written notice of such failure to perform from Lender; or"

                  (b) The Secured Promissory Note (the "Note") dated July 3, 1996 executed by McKinley pursuant to the Credit Agreement is hereby amended (i) to replace the reference, prior to the first paragraph thereof, to $2,000,000 to instead refer to $5,000,000; (ii) to replace the words "Two Million Dollars ($2,000,000)" in Section 1 thereof with the words "Five Million Dollars $5,000,000)" and (iii) to replace the date "August 15, 1996" in Section 1 thereof with the date "September 15, 1996."

                  McKinley agrees, upon the request of Excite, to execute a new note reflecting the amendments effected by this paragraph, but otherwise identical to the Note, and to deliver such new note to Excite in exchange for the Note.

                  (c) Except as expressly amended hereby, the terms and conditions of the Credit Agreement and Note shall remain in full force and effect, and all references in the Security Agreement dated July 3, 1996 between McKinley and Excite, and in any financing statements filed pursuant thereto, shall be deemed to the Credit Agreement as amended hereby.

                  1.10 McKinley Directors' Indemnification Agreements. Excite agrees that McKinley may execute indemnification agreements with its current directors in substantially the form provided to counsel for Excite, and agrees to take the necessary steps to ensure that McKinley is financially able to perform its obligations under such indemnification agreements.

2.       REPRESENTATIONS AND WARRANTIES OF MCKINLEY AND PRINCIPALS

         The Principals (but only with respect to Section 2.3) and McKinley, jointly and severally, hereby represent and warrant as follows, except as set forth in the McKinley Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Excite with the execution of this Agreement:

         2.1 Organization and Good Standing. McKinley is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

         2.2      Power, Authorization and Validity.

                  2.2.1 Subject only to the requisite approval of the Merger by the McKinley Stockholders, McKinley has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which McKinley is or will be a party that are required to be executed pursuant to this Agreement (the "McKinley Ancillary Agreements"). The execution, delivery and performance of this Agreement and the McKinley Ancillary Agreements have been duly and validly approved and authorized by McKinley's Board of Directors.

                  2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable McKinley to enter into, and to perform its obligations under, this Agreement and the McKinley Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Delaware Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which McKinley is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, (c) consents required under contracts disclosed in Schedule 2.11 and (d) the approval of the McKinley Stockholders of the transactions contemplated hereby.

                  2.2.3 This Agreement and the McKinley Ancillary Agreements are, or when executed by McKinley will be, valid and binding obligations of McKinley enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the Delaware Secretary of State.

         2.3 Capitalization. The authorized capital stock of McKinley consists of 30,000,000 shares of Common Stock ($0.01 par value) and 5,000,000 shares of Preferred Stock ($0.01 par value). Of the McKinley Common Stock, 29,903,125 shares are McKinley A Common and 96,875 shares are McKinley B Common. Of the McKinley Preferred Stock, 316,456 shares are designated as Series A Preferred Stock ("McKinley Series A Preferred") and the remaining shares of McKinley Preferred Stock are undesignated as to series. 7,241,103 shares of McKinley A Common, 96,875 shares of McKinley B Common, and no shares of McKinley Series A Preferred, are issued and outstanding. An aggregate of 1,125,000 shares of McKinley A Common are reserved and authorized for issuance pursuant to the McKinley Option Plan, of which no options are outstanding thereunder. Options issued outside of the McKinley Option Plan to purchase a total of 178,500 shares of McKinley A Common are outstanding. All issued and outstanding shares of McKinley Common Stock and McKinley Preferred Stock have been duly authorized and validly issued, are fully paid and non assessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by McKinley in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. A list of all holders of McKinley Common Stock, Preferred Stock, Options, Warrants and Convertible Securities and the number of shares, options, warrants and convertible securities held by each has been delivered by McKinley to Excite herewith as Schedule 2.3. Except as set forth in this Section
2.3 and in Schedule 2.3, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of McKinley's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of McKinley Capital Stock or obligating McKinley to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of McKinley's outstanding securities. McKinley is not under any obligation to register under the Securities Act any securities that may be subsequently issued.

         2.4 Subsidiaries. McKinley does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

         2.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor of any McKinley Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of McKinley, as currently in effect, (b) in any material respect, any Material Agreement (as defined in Section 2.11) to which McKinley is a party or by which McKinley is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to McKinley or its assets or properties. The consummation of the Merger will not require the consent of any third party.

         2.6 Litigation. There is no action, proceeding, claim or investigation pending against McKinley before any court or administrative agency that if determined adversely to McKinley may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of McKinley; nor, to the best of McKinley's knowledge, has any such action, proceeding, claim or investigation been threatened. There is, to the best of McKinley's knowledge, no reasonable basis for any stockholder or former stockholder of McKinley, or any other person, firm, corporation, or entity, to assert a claim against McKinley or Excite based upon: (a) ownership or rights to ownership of any shares of McKinley Capital Stock (except for dissenter's rights with respect to shares of Excite Common Stock issuable by virtue of the Merger),
(b) any rights as an McKinley Stockholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among McKinley and its Stockholders.

         2.7 Taxes. McKinley has timely filed all material federal, state, local and foreign tax returns, estimates, information statements and reports required to be filed with respect to McKinley and its operations (collectively, "Returns"), has timely paid all taxes shown due on all Returns which have been filed, has established an adequate accrual or reserve for the payment of all taxes, due and payable, including reasonable accruals for taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax Returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amounts so paid or accruals or reserves so established. No deficiencies for any tax have been threatened, claimed, proposed, or assessed by any taxing authority nor has McKinley executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. McKinley has not received any notification that any material issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority (including but not limited to any sales tax authority) regarding McKinley and no tax return of McKinley has ever been audited by the Internal Revenue Service or any state taxing agency or authority. McKinley has provided to Excite copies of all federal and state income and all state sales and use Returns for all periods since the date of McKinley's incorporation. There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort on the assets of McKinley relating to or attributable to taxes, other than liens for taxes not yet due and payable. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of McKinley that, individually or collectively, could give rise to the payment of any amount that would be disallowed pursuant to Section 280G or 162(m) of the Code. McKinley is not a party to a tax sharing or allocation agreement nor does McKinley owe any amount under any such agreement. McKinley is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. McKinley has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by McKinley. None of McKinley's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code. For the purposes of this Agreement, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

         2.8 McKinley Financial Statements. McKinley has delivered to Excite as
Schedule 2.8 McKinley's (a) audited balance sheet as of December 31, 1995 (the "1995 Balance Sheet") and income statement and statement of cash flows for the 12 month period then ended (collectively, the "1995 Financial Statements"), and
(b) audited balance sheet as of June 30, 1996 (the "June 30 Balance Sheet") and income statement and statement of cash flows for the six month period then ended (collectively, the "June Financial Statements") (the 1995 Financial Statements and June Financial Statements are collectively referred to herein as the "Financial Statements"). The Financial Statements are in accordance with the books and records of McKinley and fairly present the financial condition of McKinley at the dates therein indicated and the results of operations for the periods therein specified. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. McKinley has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements which would be required under generally accepted accounting principles to be reflected or reserved, except for those that may have been incurred after the date of the Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

         2.9 Title to Properties. McKinley has good and marketable title to all of its assets as shown on the June 30 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which McKinley is a party are fully effective and afford McKinley peaceful and undisturbed possession of the subject matter of the lease. McKinley is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on its business), and has not received any notice of violation with which it has not complied.

         2.10 Absence of Certain Changes. Since June 30, 1996, there has not been with respect to McKinley:

                  (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon;

                  (b) any material contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

                  (c) any material mortgage, encumbrance or lien placed on any of the properties thereof;

                  (d) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business;

                  (e) any material purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business;

                  (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

                  (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

                  (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

                  (i) any change with respect to the management, supervisory or other key personnel thereof;

                  (j) any payment or discharge of a lien or liability thereof which lien was not either shown on the 1995 Balance Sheet or incurred in the ordinary course of business thereafter; or

                  (k) any obligation or liability incurred thereby to any of its officers, directors or shareholders or any loans or advances made thereby to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers.

         2.11 Material Agreements, Contracts and Commitments. Except as set forth on Schedule 2.11 delivered to Excite herewith, McKinley is not a party or subject to any oral or written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses not entered into in the ordinary course of business which is material to the business of McKinley (each a "Material Agreement"), including, but not limited to any:

                  (a) Contract providing for payments by or to McKinley in an aggregate amount of Fifty Thousand Dollars ($50,000) or more;

                  (b) License agreement as licensor or licensee (except for standard non-exclusive hardware and software licenses granted to end-user customers in the ordinary course of business the form of which has been provided to Excite's counsel);

                  (c) Material agreement for the lease of real or personal property;

                  (d) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                  (e) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements;

                  (f) Contract containing covenants purporting to limit McKinley's freedom to compete in any line of business in any geographic area; or

                  (g) Stock redemption or purchase agreement yet to be performed.

                  All Material Agreements listed in Schedule 2.11 constitute valid and enforceable obligations of the parties thereto and are in full force and effect. McKinley is not, nor, to the knowledge of McKinley and the Principals, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement, which breach or default may reasonably be expected to have a material adverse effect on McKinley. A copy of each agreement or document listed on Schedule 2.11 has been delivered to Excite's counsel. McKinley is not a party to any contract or arrangement which has had or could reasonably be expected to have a material adverse effect on its business or prospects. McKinley does not have any material liability for renegotiation of government contracts or subcontracts, if any.

         2.12 Intellectual Property. McKinley owns, or has the rights to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "McKinley IP Rights") and such rights to use, sell or license are reasonably sufficient for the conduct of its business. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any McKinley IP Right (the "McKinley IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any McKinley IP Right or materially impair the right of McKinley to use, sell or license any McKinley IP Right or portion thereof (except where such breach, forfeiture or termination would not have a material adverse effect on McKinley, taken as a whole). There are no royalties, honoraria, fees or other payments payable by McKinley to any person by reason of the ownership, use, license, sale or disposition of the McKinley IP Rights (other than as set forth in the McKinley IP Rights Agreements listed in Schedule 2.12). Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by McKinley or currently under development by McKinley violates any license or agreement between McKinley and any third party or infringes any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of McKinley and the Principals, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any McKinley IP Right; nor, to the best knowledge of McKinley and the Principals without any independent investigation thereof, is there any basis for any such claim; nor has McKinley received any notice asserting that any McKinley IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of McKinley and the Principals, is there any basis for any such assertion. McKinley has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material McKinley IP Rights. All officers, employees and consultants of McKinley have executed and delivered to McKinley an agreement regarding the protection of proprietary information and the assignment to McKinley of all Intellectual Property Rights arising from the services performed for McKinley by such persons. Schedule 2.12 contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by McKinley to perfect or protect its interest in McKinley IP Rights, including, without limitation, all patents, patent applications, copyrights, copyright applications, trademarks, trademark applications and service marks and all McKinley IP Rights Agreements (except for object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same). As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights in any jurisdiction in the world, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         2.13 Compliance with Laws. McKinley has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business thereof (the violation of which would have a material adverse effect upon its business), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state, and local laws, ordinances, regulations, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. McKinley has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a material adverse effect on its business. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to McKinley, would result in any material adverse change in the present or future operations or financial condition thereof.

         2.14 Certain Transactions and Agreements. None of the Principals nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with McKinley (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of the Principals nor any member of their immediate families is directly or indirectly interested in any contract or informal arrangement with McKinley. None of the Principals nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of McKinley, except for the normal rights of a shareholder.

         2.15 Employees, ERISA and Other Compliance.

                  2.15.1 Except as set forth in Schedule 2.15.1, McKinley has no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All officers, employees and consultants of McKinley having access to proprietary information have executed and delivered to McKinley an agreement regarding the protection of such proprietary information and the assignment of inventions to McKinley; copies of the form of all such agreements have been delivered to Excite's counsel.

                  2.15.2 McKinley (i) has not ever been or is now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has not any current labor disputes.

                  2.15.3 Schedule 2.15.3 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, contributed to or entered into by McKinley under which McKinley or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "McKinley Employee Plans"). For purposes of this Section 2.15.3, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes McKinley. Copies of all McKinley Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and summary plan descriptions thereof (including summary plan descriptions) have been delivered to Excite or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such McKinley Employee Plan. All McKinley Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "McKinley Pension Plans"), are identified as such in Schedule
2.15.3. As of March 31, 1996, all contributions due from McKinley with respect to any of the McKinley Employee Plans have been made as required under ERISA or have been accrued on McKinley's financial statements. Each McKinley Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such McKinley Employee Plans.

                  2.15.4 No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any McKinley Employee Plan which is covered by Title I of ERISA which would result in a material liability to McKinley taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any McKinley Employee Plan has or will make McKinley or any officer or director of McKinley subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code.

                  2.15.5 Any McKinley Pension Plan which is intended to be qualified under Section 401(a) of the Code (an "McKinley 401(a) Plan") has received a favorable determination from the Internal Revenue Service as to its qualifications, and McKinley is not aware of any reason why such determination may not be relied upon by such plan.

                  2.15.6 Schedule 2.15.6 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not an McKinley Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by McKinley and (C) covers any employee or former employee of McKinley. Such contracts, plans and arrangements as are described in this Section 2.15.6 are herein referred to collectively as the "McKinley Benefit Arrangements." Each McKinley Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such McKinley Benefit Arrangement. McKinley has delivered to Excite or its counsel a complete and correct copy or description of each McKinley Benefit Arrangement.

                  2.15.7 There has been no amendment to, written interpretation or announcement (whether or not written) by McKinley relating to, or change in employee participation or coverage under, any McKinley Employee Plan or McKinley Benefit Arrangement that would increase materially the expense of maintaining such McKinley Employee Plan or McKinley Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 1995.

                  2.15.8 McKinley has timely provided to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) under any McKinley Employee Plan occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of McKinley.

                  2.15.9 No benefit payable or which may become payable by McKinley pursuant to any McKinley Employee Plan or any McKinley Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                  2.15.10 McKinley is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

                  2.15.11 To McKinley's actual knowledge, no employee of McKinley is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject McKinley to any liability.

                  2.15.12 A list of all employees, officers and consultants of McKinley and their current compensation is set forth on Schedule 2.15.12, which has been delivered to Excite.

                  2.15.13 McKinley is not a party to any (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving McKinley in the nature of any of the transactions contemplated by this Agreement and the Agreement of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Agreement of Merger.

         2.16 Corporate Documents. McKinley has made available to Excite for examination all documents and information listed in the McKinley Schedule of Exceptions or other Exhibits called for by this Agreement or which have been requested by Excite's legal counsel, including, without limitation, the following: (a) copies of McKinley's Certificate of Incorporation and Bylaws as currently in effect; (b) its Minute Book containing all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to McKinley, or any securities of McKinley, and all applications for such permits, orders, and consents.

         2.17 No Brokers. Neither McKinley nor any of the McKinley Stockholders are obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the McKinley Ancillary Agreements or in connection with any transaction contemplated hereby or thereby.

         2.18 Disclosure. Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by McKinley to Excite under this Agreement, when taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not materially misleading.

         2.19 Information Supplied. None of the information supplied or to be supplied by McKinley to its stockholders in connection with any stockholder's meeting (collectively, "Notice Materials"), at the date such information is supplied and at the time of the meeting of the McKinley Stockholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that McKinley makes no representations or warranties regarding information furnished or related to Excite.

         2.20 Insurance. McKinley maintains and at all times during the prior three years has maintained fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

         2.21 Environmental Matters.

                  2.21.1 During the period that McKinley has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) by McKinley, or to McKinley's or the Principal Shareholder's knowledge, by others, on, from or under such properties or facilities, the liability for which would have a material adverse effect on its business. McKinley has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to McKinley having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

                  2.21.2 To the best knowledge of McKinley and the Principals, none of the properties or facilities of McKinley is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that McKinley has owned or leased its properties and facilities, neither McKinley nor, to McKinley's and the Principal's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

                  2.21.3 During the time that McKinley has owned or leased its respective properties and facilities, there has been no litigation brought or threatened against McKinley by, or any settlement reached by McKinley with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

         2.22 Interested Party Transactions. No officer or director of McKinley or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to McKinley any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which McKinley is a party or by which it may be bound or affected.

         2.23 Average Page Views. The Average Page Views during the four week period ending June 27, 1996 were 970,485.

3.       REPRESENTATIONS AND WARRANTIES OF EXCITE AND SUB

         Excite and Sub hereby jointly and severally represent and warrant as follows, that, except as set forth on the Excite Schedule of Exceptions delivered to McKinley as Exhibit 3.0:

         3.1      Organization and Good Standing.

                  3.1.1 Excite is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

                  3.1.2 Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

         3.2      Power, Authorization and Validity.

                  3.2.1 Excite and Sub have the right, power, legal capacity and authority to enter into and perform their obligations under this Agreement, and all agreements to which Excite and Sub are or will be a party that are required to be executed pursuant to this Agreement (the "Excite Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Excite Ancillary Agreements have been duly and validly approved and authorized by Excite's Board of Directors and Sub's Board of Directors.

                  3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Excite or Sub to enter into, and to perform their obligations under, this Agreement and the Excite Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Delaware Secretary of State, the filing of appropriate documents with the relevant authorities of other states in which Excite and Sub are qualified to do business, if any; (b) such filings as may be required to comply with federal and state securities laws; and (c) the approval by the sole stockholder of Sub of the transactions contemplated hereby.

                  3.2.3 This Agreement and the Excite Ancillary Agreements are, or when executed by Excite and Sub will be, valid and binding obligations of Excite and Sub enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the Delaware Secretary of State.

                  3.2.4 Due Authorization. The Excite Common Stock to be issued to McKinley Stockholders in the Merger, when issued by Excite pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with applicable federal and state securities laws and will be free and clear of all liens, encumbrances and adverse claims and, except as provided in the McKinley Affiliates Agreement (as defined in Section 4.13 hereof), may be resold by McKinley affiliates in accordance with Rule 145 of the Securities Act and may be freely resold, without restriction, by non-affiliates of McKinley.

         3.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any Excite Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or Certificate of Incorporation of Excite or Sub, respectively, or the Bylaws of Excite or Sub, all as currently in effect, (b) in any material respect, any material instrument or contract to which Excite or Sub is a party or by which Excite or Sub is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Excite or Sub or their assets or properties. Excite is not currently in material violation of any agreement material to its business.

         3.4 Disclosure. Excite has made available to McKinley an investor disclosure package consisting of true and complete copies of (a) the final prospectus from the initial public offering of Excite's Common Stock dated April 3, 1996, (b) all Forms 10-Q and 8-K filed by Excite with the Securities and Exchange Commission (the "SEC") since December 31, 1995 (the "Fiscal Year End") and up to the date of this Agreement, (b) any registration statement and amendments thereto filed with the SEC by Excite in the twelve month period prior to execution of this Agreement, and (d) all proxy materials distributed to Excite's shareholders since the Fiscal Year End and up to the date of this Agreement (collectively, the "Excite Disclosure Package"). The Excite Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to McKinley pursuant to this Agreement, when taken together, as of the date filed with the SEC unless subsequently amended, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         3.5 Absence of Certain Changes. Since the Fiscal Year End, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of Excite which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon except as disclosed in the Excite Disclosure Package.

         3.6 Litigation. There is no action, proceeding, claim or investigation pending against Excite before any court or administrative agency that if determined adversely to Excite may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of Excite, nor, to the best of Excite's knowledge, has any such action, proceeding, claim or investigation been threatened.

         3.7 Compliance with Laws. Excite and Sub have complied, or prior to the Closing Date will have complied, and are or will be at the Closing Date in full compliance, in all material respects with all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to them, the violation of which would have a material adverse effect upon their business. Excite and Sub have received all permits and approvals from, and have made all filings with, third parties, including government agencies and authorities, that are necessary in connection with their present business. To the best of Excite's and Sub's knowledge, there are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to them, would result in any material adverse change in the present or future operations or financial condition thereof.

         3.8 No Brokers. Excite and Sub are not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Excite Ancillary Agreements or in connection with any transaction contemplated hereby or thereby.

         3.9 Excite Financial Statements. Excite has delivered to McKinley as
Schedule 3.9 Excite's (a) audited balance sheet as of December 31, 1995 (the "1995 Excite Balance Sheet") and income statement and statement of cash flows for the 12 month period then ended (collectively, the "1995 Excite Financial Statements"), and (b) unaudited balance sheet as of June 30, 1996 (the "June 30 Excite Balance Sheet") and income statement and statement of cash flows for the six month period then ended (collectively, the "June Excite Financial Statements") (the 1995 Excite Financial Statements and June Excite Financial Statements are collectively referred to herein as the "Excite Financial Statements"). The Excite Financial Statements are in accordance with the books and records of Excite and fairly present the financial condition of Excite at the dates therein indicated and the results of operations for the periods therein specified. The 1995 Excite Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Excite has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Excite Financial Statements which would be required under generally accepted accounting principles to be reflected or reserved, except for those that may have been incurred after the date of the Excite Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

         3.10 Capitalization. The authorized capital stock of Excite consists of 25,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. 11,071,132 shares of Excite Common Stock were issued and outstanding and no shares of Excite Preferred Stock were outstanding as of July 31, 1996. An aggregate of 2,200,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1995 Equity Incentive Plan, an aggregate of 1,500,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1996 Equity Incentive Plan, an aggregate of 150,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1996 Directors Stock Option Plan, and an aggregate of 150,000 shares of Excite Common Stock are reserved and authorized for issuance pursuant to the Excite 1996 Employee Stock Purchase Plan. Options to purchase 2,055,514 shares of Excite Common Stock are outstanding. Warrants to purchase

696,000 shares of Excite Common Stock are outstanding. All issued and outstanding shares of Excite Common Stock have been duly authorized and validly issued, are fully paid and non assessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Excite in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Except as set forth in this Section 3.10, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Excite's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Excite Capital Stock or obligating Excite to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Excite's outstanding securities. Excite is not under any obligation to register under the Securities Act any securities that may be subsequently issued.

4.       MCKINLEY PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Effective Time, McKinley covenants and agrees as follows:

         4.1 Advice of Changes. McKinley will promptly advise Excite in writing
(a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of McKinley contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in McKinley's business, results of operations or financial condition.

         4.2 Maintenance of Business. McKinley will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If McKinley becomes aware of a material deterioration in the relationship with any material customer, supplier or key employee, it will promptly bring such information to the attention of Excite in writing and, if requested by Excite, will exert its best efforts to restore the relationship.


         4.3 Conduct of Business. McKinley will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Excite:

                  (a) borrow any money;

                  (b) enter into any transaction not in the ordinary course of business or which involves an expense or capital commitment by McKinley in excess of $10,000 or which obligates McKinley for a period exceeding six months;

                  (c) encumber or permit to be encumbered any of its assets or grant liens therein;

                  (d) dispose of any portion of its assets with a value exceeding $10,000;

                  (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

                  (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                  (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or agree to same or enter into any new employment, severance, "golden parachute" or consulting agreement with any such person;

                  (h) change accounting methods;

                  (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                  (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                  (k) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amount;

                  (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

                  (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

                  (n) issue or sell any shares of its capital stock of any class (except upon the exercise of a convertible security, option or warrant currently outstanding), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, or (except pursuant to contractual obligations currently in existence) accelerate the vesting of any outstanding option or other security;

                  (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                  (p) merge, consolidate or reorganize with, or acquire any entity;

                  (q) amend its Certificate of Incorporation or Bylaws;

                  (r) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

                  (s) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Excite for its review and approved by Excite prior to filing;

                  (t) change any insurance coverage or issue any certificates of insurance except as is routinely done in the ordinary course of McKinley's business;

                  (u) hire or terminate any employee or consultant;

                  (v) adopt or amend any employee benefit plan; or

                  (x) enter into any contracts for the sale of advertising in an amount exceeding $50,000 or for longer than 30 days.

         4.4 Stockholders Approval. McKinley will hold a special meeting of its stockholders (the "Stockholders Meeting") at the earliest practicable date to submit this Agreement, the Merger and related matters for the consideration and approval of the McKinley Stockholders, which approval will be unanimously recommended by McKinley's Board of Directors and management. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

         4.5 Proxy Statement. McKinley will send to its stockholders in a timely manner, for the purpose of considering and voting upon the Merger at the Stockholders Meeting, the Notice Materials. McKinley will promptly provide all information relating to its business or operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. McKinley and Excite each shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. McKinley will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Securities Act or the United States Securities Exchange Act of 1934, as amended, (the "Exchange Act") with respect to the transactions contemplated hereby.

         4.6 Preparation of Permit Application, Hearing Request and Hearing Notice. As promptly as practicable after the date hereof, Excite and McKinley shall prepare and file with the Commissioner of the Department of Corporations of the State of California the Permit Application, Hearing Request and Hearing Notice and any other documents required by the California Corporate Securities Law of 1968, as amended in connection with the Merger. Each of Excite and McKinley shall use its best efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the California Corporate Securities Law of 1968, as amended as promptly as practicable after such filing.

         4.7 Regulatory Approvals. McKinley will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. McKinley will use its best efforts to obtain all such authorizations, approvals and consents.

         4.8 Necessary Consents. McKinley will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 4.7 to allow the consummation of the transactions contemplated hereby and to allow Excite to carry on McKinley's business after the Closing.

         4.9 Litigation. McKinley will notify Excite in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

         4.10 No Other Negotiations. McKinley and the Principals agree that, until the earlier of (i) September 30, 1996, (ii) November 15, 1996 (but only if the shares of Excite Common Stock being issued in the Merger are being registered under the Securities Act because a permit from the California Department of Corporations is unavailable and the sole reason why the Merger has not been consummated before such time is that the registration statement has not been declared effective by the SEC), (iii) the failure of Excite to advance funds to McKinley in accordance with Section 2 of the Credit Agreement, (iv) the consummation or earlier mutual abandonment of the transactions contemplated hereby, or (v) the termination of this Agreement pursuant to Article 9 hereof, McKinley and the Principals will not, and will not authorize any officer or director of McKinley or any other person on its or their behalf to, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of McKinley's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of McKinley, or any transaction in which McKinley contemplates issuing equity securities except to employees and consultants for incentive and not capital-raising purposes. McKinley and the Principals will promptly notify Excite in writing of any third party inquiries or proposals. If McKinley merges with, or McKinley or its assets are acquired by, a company other than Excite or a wholly-owned subsidiary of Excite, in either case pursuant to a definitive agreement that is executed during a period of six months after the date hereof based on any discussion that was a breach of the foregoing obligation, McKinley and the Principals acknowledge that Excite will incur substantial direct and consequential damages and injury, including without limitation, the value that Excite could have obtained by acquiring McKinley, and that McKinley and the Principals will be liable for any such damages or injury in an action by Excite. McKinley shall have no obligations under this Section 4.10 if Excite unilaterally decides not to proceed with this transaction.

         4.11 Access to Information. Until the Closing, McKinley will allow Excite and its agents reasonable access to the files, books, records and offices of McKinley, including, without limitation, any and all information relating to McKinley's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. McKinley will cause its accountants to cooperate with Excite and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         4.12 Satisfaction of Conditions Precedent. McKinley will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and McKinley will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         4.13 McKinley Affiliates Agreements. To ensure that the issuance of Excite Common Stock in the Merger complies with the Securities Act and that the Merger will be accounted for as a "pooling of interests," concurrently with the execution of this Agreement, McKinley will deliver to Excite a letter identifying all persons who are, in McKinley's reasonable judgment, "affiliates" of McKinley at the time this Agreement is executed, including, all officers, directors and all persons or entities who own ten percent (10%) or greater of McKinley Capital Stock, assuming in that calculation that all McKinley Options, Warrants and Convertible Securities have been exercised (the "Significant Stockholders"). McKinley will provide Excite with all information and documents needed to evaluate this list for compliance with securities laws. McKinley will use its best efforts to cause each of its affiliates to deliver to Excite, upon Excite's request, a written agreement (the "McKinley Affiliates Agreement"), substantially in the form of Exhibit 4.13.

         4.14 McKinley Stockholder Representations. To ensure that the Merger will qualify as a reorganization for federal income tax purposes, McKinley will cause each of the Principal Stockholders to execute, at or before the Closing, the McKinley Affiliates Agreement which contains a representation that such stockholder has no present plan or intention to sell or otherwise dispose of more than fifty percent (50%) of the shares of Excite Common Stock which the shareholder receives in the Merger and making such other representations as may be reasonably requested by Excite, its accountants or its attorneys for the purpose of ensuring such tax treatment.

         4.15 McKinley Dissenting Shares. As promptly as practicable after the date of the McKinley Stockholders' Meeting and prior to the Closing Date, McKinley shall furnish Excite with the name and address of each McKinley Dissenting Stockholder and the number of McKinley Dissenting Shares owned by such McKinley Dissenting Stockholder.

         4.16 Non-Competition Agreements. McKinley shall assist Excite in obtaining from each of Isabel Maxwell, Christine Maxwell, David Hayden, Alexander Cohen, Daniel Lynch, Roger Malina and Cindy Martin an agreement, in form and substance attached hereto as Exhibit 8.14, not to compete with the business of McKinley and Excite (or any successor corporations) for a period of one (1) year after the Effective Time of the Merger.

         4.17 Pooling Accounting. McKinley shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. McKinley shall use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Excite to account for the business combination to be effected by the Merger as a pooling of interests.

         4.18 Blue Sky Laws. McKinley shall use its best efforts to assist Excite to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

         4.19 Waivers from Security Holders. McKinley shall obtain fully executed security holder consent and waiver of rights forms from each McKinley Affiliate and from holders of McKinley Capital Stock representing at least 75% of outstanding McKinley Capital Stock in the form attached hereto as Exhibit
4.19 (the "Security Holder Consent and Waiver of Rights").

5.       EXCITE AND SUB PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Effective Time, Excite and Sub covenant and agree as follows:

         5.1 Advice of Changes. Excite and Sub will promptly advise McKinley in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Excite or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Excite's or Sub's business, results of operations or financial condition.

         5.2 Regulatory Approvals. Excite and Sub will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Each of Excite and Sub will use its best efforts to obtain all such authorizations, approvals and consents.

         5.3 Satisfaction of Conditions Precedent. Each of Excite and Sub will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and each of Excite and Sub will use its best efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         5.4 Excite Affiliates Agreements. To ensure that the Merger will be accounted for as a "pooling of interests," Excite will cause each of its affiliates to sign and deliver to Excite a written agreement (the "Excite Affiliates Agreement"), in the form of Exhibit 5.4, providing that such person will make no disposition of Excite Common Stock (a) in the 30 day period prior to the Effective Time or (b) after the Effective Time until Excite shall have publicly released a report including the combined financial results of Excite and McKinley for a period of at least 30 days of combined operations of Excite and McKinley.

         5.5 Preparation of Permit Application, Hearing Request and Hearing Notice. As promptly as practicable after the date hereof, Excite and Sub, with McKinley's assistance, shall prepare and file with the Commissioner the Permit Application, Hearing Request and Hearing Notice and any other documents required by the California Corporate Securities Law of 1968, as amended in connection with the Merger. Excite, with McKinley's assistance, shall use its best efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the California Corporate Securities Law of 1968, as amended as promptly as practicable after such filing.

         5.6 Blue Sky Laws. Excite shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

         5.7 Pooling Accounting. Excite shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Excite shall use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Excite to account for the business combination to be effected by the Merger as a pooling of interests.

         5.8 Necessary Consents. Excite will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.2 to allow the consummation of the transactions contemplated hereby and to allow Excite to carry on McKinley's business after the Closing.

         5.9 Litigation. Excite will notify McKinley in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

         5.10 Access to Information. Until the Closing, Excite will allow McKinley and its agents reasonable access to the files, books, records and offices of Excite, including, without limitation, any and all information relating to Excite's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. Excite will cause its accountants to cooperate with McKinley and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         5.11 Nasdaq Listing. Excite shall prepare a listing application for the shares of Excite Common Stock to be issued in the Merger and shall cause such application to be filed with the Nasdaq Stock Market.

         5.12 Repayment of Convertible Securities. Excite agrees to cause any McKinley Convertible Securities outstanding as of the date hereof and that are presented by the holders thereof for repayment at the Closing to be repaid at the Closing.

6.       CLOSING MATTERS

         6.1 The Closing. Subject to termination of this Agreement as provided in Section 9 below, the Closing will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California on or before August 15, 1996, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as McKinley and Excite may mutually select (the "Closing Date"). Concurrently with the Closing, an Agreement of Merger will be filed in the office of the Delaware Secretary of State. The Agreement of Merger provides that the Merger shall become effective upon filing.

         6.3      Exchange of Certificates.

                  6.3.1 As of the Effective Time, all shares of McKinley Capital Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Excite the number of shares of Excite Common Stock determined as set forth in Section 1.1.1, subject to Sections 1.1.5, 1.2 and 1.3.

                  6.3.2 Promptly after the Effective Time, each holder of shares of McKinley Capital Stock that are not Dissenting Shares will surrender the certificate(s) for such shares (the "McKinley Certificates"), duly endorsed as requested by Excite, to an entity designated by Excite (the "Exchange Agent") for cancellation. Promptly after the Effective Time and receipt of such McKinley Certificates, the Exchange Agent will issue to each tendering holder a certificate for the number of shares of Excite Common Stock to which such holder is entitled pursuant to Section 1.1.1 hereof, less the shares of Excite Common Stock deposited into escrow pursuant to Section 1.3 hereof, and distribute any cash payable under Section 1.2.

                  6.3.3 No dividends or distributions payable to holders of record of Excite Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered McKinley Certificate(s) until the holder of the McKinley Certificate(s) surrenders such McKinley Certificate(s), or if such certificates are lost, stolen or destroyed, provides an indemnity reasonably acceptable to Excite. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any McKinley Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Excite Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

                  6.3.4 All Excite Common Stock delivered upon the surrender of McKinley Capital Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such McKinley Capital Stock. There will be no further registration of transfers on the stock transfer books of McKinley or its transfer agent of the McKinley Capital Stock. If, after the Effective Time, McKinley Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 6.3.

                  6.3.5 Until certificates representing McKinley Capital Stock outstanding prior to the Merger are surrendered pursuant to Section 6.3.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Excite Common Stock into which the McKinley Capital Stock will have been converted, reduced by the number of shares withheld as Escrow Shares.

                  6.3.6 Certificates which are not presented to Excite's Exchange Agent within three years after the Closing shall be cancelled and the holder thereof will no longer be entitled to receive any Excite securities in consideration thereof.

         6.4 Assumption of Options, Warrants and Convertible Securities. Promptly after the Effective Time, Excite will notify in writing each holder of an McKinley Option, Warrant and Convertible Security of the assumption of such McKinley Option, Warrant and Convertible Security by Excite, and the number of shares of Excite Common Stock that are then subject to such option, warrant and convertible security and the exercise price of such option, as determined pursuant to Section 1.1 hereof.

7.       CONDITIONS TO OBLIGATIONS OF MCKINLEY

         McKinley's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by McKinley, but only in a writing signed by McKinley):

         7.1 Accuracy of Representations and Warranties. The representations and warranties of Excite and Sub set forth in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and McKinley shall receive a certificate to such effect executed by each of Excite's and Sub's Chief Executive Officer and Chief Financial Officer.

         7.2 Covenants. Excite shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and McKinley shall receive a certificate to such effect signed by each of Excite's and Sub's Chief Executive Officer and Chief Financial Officer.

         7.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         7.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

         7.5 Opinion of Excite's Counsel. McKinley shall have received from counsel to Excite an opinion in customary form, reasonably acceptable to McKinley.

         7.6 Stockholder Approval. The principal terms of this Agreement and the Agreement of Merger shall have been approved and adopted by McKinley Stockholders, as required by applicable law and McKinley's Certificate of Incorporation and Bylaws.

         7.7 No Litigation. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement.

         7.8 Fairness Hearing. Excite shall have received the issuance of the Permit by the California Department of Corporations following a Fairness Hearing for this Merger and the issuance of the Excite Common Stock shall be an exempt transaction under Section 3(a)(10) of the Securities Act or the Registration Statement on Form S-4 shall have been declared effective by the SEC with respect to the Excite Securities issued in the Merger.

         7.9 Nasdaq Listing. The shares of Excite Common Stock to be issued in the Merger shall be approved for listing on the Nasdaq Stock Market.

         7.10 Escrow Agreement. The Escrow Agreement substantially in the form attached hereto as Exhibit 1.3 shall have been executed by Excite.

8.       CONDITIONS TO OBLIGATIONS OF EXCITE

         The obligations of Excite and Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Excite, but only in a writing signed by Excite):

         8.1 Accuracy of Representations and Warranties. The representations and warranties of McKinley set forth in Section 2 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and Excite shall receive a certificate to such effect executed by McKinley's Chief Executive Officer and Chief Financial Officer.

         8.2 Covenants. McKinley shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing, and Excite shall receive a certificate to such effect signed by McKinley's Chief Executive Officer and Chief Financial Officer.

         8.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         8.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

         8.5 Opinion of McKinley's Counsel. Excite shall have received from counsel to McKinley, an opinion substantially in customary form, reasonably acceptable to Excite.

         8.6 Consents. Excite shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Excite Schedule of Exceptions or as otherwise set forth on Schedule 8.7 hereto to provide for the continuation in full force and effect of any and all material contracts and leases of McKinley and for Excite to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Excite, except for such consents and approvals thereof as Excite and McKinley shall have agreed shall not be obtained, as contemplated by the Excite Schedule of Exceptions.

         8.7 No Litigation. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of McKinley.

         8.6 Requisite Approvals. The principal terms of this Agreement and the Agreement of Merger shall have been approved and adopted by the holders of no less than ninety five percent (95%) of McKinley Capital Stock and by a majority of McKinley's Board of Directors.

         8.9 Dissenting Shares. There shall be no more than five percent (5%) Dissenting Shares.

         8.10 Affiliates Agreements and Principal Shareholder Representatives. McKinley shall have delivered to Excite the letter required by Section 4.13 naming all persons who are Significant Stockholders for purposes of Section 4.14 and all persons who are "affiliates" of McKinley for purposes of Rule 145 under the Securities Act, and each such person shall have executed and delivered an McKinley Affiliates Agreement to Excite in accordance with Sections 4.13 and 4.14.

         8.11 Pooling Opinion. Excite's accounting firm, Ernst & Young LLP ("Excite's Auditors"), shall have received from McKinley's accounting firm, Price Waterhouse ("McKinley's Auditors"), a letter, in form and substance satisfactory to Excite's Auditors, to the effect that McKinley's Auditors are not aware of any fact concerning McKinley that would preclude Excite from accounting for the Merger as a pooling of interests, and Excite shall have received from Excite's Auditors a letter, in form and substance satisfactory to Excite, regarding the appropriateness of "pooling of interests" accounting treatment for the Merger under APB No. 16, if closed and consummated in accordance with this Agreement.

         8.12 Non-Competition and Non-Solicitation Agreements. Excite shall have received executed copies of Non-Competition and Non-Solicitation Agreements executed by Excite, and each of Isabel Maxwell, Christine Maxwell, David Hayden, Alexander Cohen, Daniel Lynch, Roger Malina and Cindy Martin in substantially the form of Exhibit 8.12.

         8.13 Employment Agreements. Each of the existing employment agreements between McKinley and its employees shall have been terminated.

         8.14 Resignation of Directors. The directors of McKinley in office immediately prior to the Effective Time of the Merger shall have resigned as directors of the Surviving Corporation effective as of the Effective Time of the Merger.

         8.15 Fairness Hearing. Excite shall have received the issuance of the Permit by the California Department of Corporations following a Fairness Hearing for this Merger and the issuance of the Excite Common Stock shall be an exempt transaction under Section 3(a)(10) of the Securities Act or the Registration Statement on Form S-4 shall have been declared effective by the SEC with respect to the Excite Securities issued in the Merger.

         8.16 Waivers from Security Holders. McKinley shall have obtained fully executed Security Holder Consent and Waiver of Rights from such current security holders of McKinley, as specified in Section 4.19 hereof, which such consents and waivers will contain an agreement to be bound by the resale restrictions imposed on the Excite Common Stock and Excite Securities issued in the Merger.

         8.17 Escrow. Excite shall have received an Escrow Agreement executed by McKinley and Isabel Maxwell and Jerry Murdock, as the Representatives for all McKinley Stockholders, providing for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.

         8.18 Observance of Services and Credit Agreements. McKinley shall have complied in all material respects with its obligations under the Services Agreement and Credit Agreement entered into as of the date hereof by and between Excite and McKinley.

         8.19 Release of McKinley. The Principals shall have executed a release substantially in the Form of Exhibit 8.19.

         8.20 Status of Agreements. Excite shall be reasonable satisfied that all agreements that are material to the business of McKinley will continue in full force and effect following the Closing.

9.       TERMINATION OF AGREEMENT

         9.1      Prior to Closing.

                  9.1.1 This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

                  9.1.2 Unless otherwise agreed by the parties hereto, this Agreement will be terminated if the Closing shall not have occurred on or before September 30, 1996, provided however, that if the shares of Excite Common Stock being issued in the Merger are being registered under the Securities Act and the sole reason why the Closing has not occurred is that the registration statement has not been declared effective by the SEC, the Agreement will not be terminated by virtue of this provision unless the Closing shall not have occurred on or before November 15, 1996.

                  9.1.3 This Agreement may be terminated at any time prior to the Closing by Excite subject to Section 9.3.

         9.2 At the Closing. At the Closing, this Agreement may be terminated and abandoned:

                  9.2.1 By Excite if any of the conditions precedent to Excite's obligations set forth in Section 8 above have not been fulfilled or waived at and as of the Closing; or

                  9.2.2 By McKinley if any of the conditions precedent to McKinley's obligations set forth in Section 7 above have not been fulfilled or waived at and as of the Closing.

                  Any termination of this Agreement under this Section 9.2 will be effective by the delivery of notice of the terminating party to the other party hereto.

         9.3 Termination Fee. In the event that Excite elects not to proceed with the Merger and terminates this Agreement and such election and termination is not the result of a material breach of this Agreement by McKinley or the Principals or the failure of McKinley to satisfy a material condition to the obligations of Excite set forth In Article 8, Excite will pay McKinley a one-time payment of $4,000,000, which shall constitute the sole remedy of McKinley with respect such termination.

         9.4 No Liability. Except as provided in Section 9.3, any termination of this Agreement pursuant to this Section 9 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Sections 10.2, 11.8 and 11.16 and in the Nondisclosure Agreement between McKinley and Excite dated May 2, 1996, which will survive termination of this Agreement; provided, however, that nothing herein will limit the obligation of McKinley and Excite to use their best efforts to cause the Merger to be consummated, as set forth in Sections 4.12 and 5.3 hereof, respectively.

10. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

         10.1 Survival of Representations. All representations, warranties and covenants of McKinley, Excite and Sub contained in this Agreement will survive the Effective Time and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of (a) the termination of this Agreement or (b) one year after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period), provided however, that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing without the limitations of subsections (a) or (b) above, and the representations and warranties made in Sections 2.3 by the Principals shall survive the Closing for a period of three years.

                           10.2     Agreement to Indemnify.

                                    10.2.1 Subject to the limitations set forth
in this Section 10, the McKinley Stockholders will indemnify and hold harmless Excite and its officers, directors, agents and employees, and each person, if any, who controls or may control Excite within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as "Damages"):

                                    (a) arising out of any misrepresentation or
breach of or default in connection with any of the representations, warranties and covenants given or made by McKinley and the Principal Stockholders in this Agreement or in any certificate, document or instrument delivered by or on behalf of McKinley pursuant hereto.

                                    (b) Resulting from any failure of any
McKinley Stockholders to have good, valid and marketable title to the issued and outstanding McKinley Capital Stock held by such Stockholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such McKinley Capital Stock in favor of the Merger and the other transactions contemplated by the Agreement of Merger.

                                    10.2.2 Subject to the limitations set forth
in this Section 10, the Principals will indemnify and hold harmless the Indemnified Persons from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations and warranties given or made by McKinley in Section 2.3 of this Agreement.

                                    10.2.3 The indemnification provided for
subsections 10.2.2 and 10.2.3 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks indemnification under this section, exclusive of legal fees, exceeds $50,000.00 (the "Basket") and then only to the extent that aggregate Damages exceed the Basket. Excite will use its best efforts to obtain recoveries under all applicable insurance policies for all Damages. In seeking indemnification for Damages under Section 10.2.1, the Indemnified Persons shall exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement and these Escrow Shares and such other assets shall be the sole source of indemnification in connection therewith; provided, however, that no such claim for Damages will be asserted after the expiration of the Escrow Period. In seeking indemnification for Damages under Section 10.2.2, the Indemnified Persons shall exercise their remedies first with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement and second, after the Escrow Shares have been exhausted, with respect to the shares of Excite Common Stock issued in the Merger to the Principals. Except for intentional fraud or willful misconduct or breach of any of the provisions of the Affiliates Agreement: (i) no McKinley Stockholder, except for the Principals, shall have any liability to an Indemnified Person under this Agreement except to the extent of such McKinley Stockholder's Escrow Shares and any other assets deposited under the Escrow Agreement and (ii) the remedies set forth in this Section 10.2 shall be the exclusive remedies of Excite and the other Indemnified Persons hereunder against any McKinley Stockholder. The maximum liability of the Principals shall be the total number of shares issued to such Principals in the Merger.

                                    10.2.4 Subject to the limitations set forth
in this Section 10, Excite will indemnify and hold harmless the McKinley Stockholders from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Excite in this Agreement or in any certificate, document or instrument delivered by or on behalf of Excite pursuant hereto, provided however, that Excite's total liability under this Section 10.2.4 shall be limited to ten percent (10%) of the consideration paid by Excite to the McKinley Stockholders.

11.      MISCELLANEOUS

         11.1 Governing Law. The internal laws of the State of California (irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         11.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         11.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

         11.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         11.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the McKinley Stockholders; but, after such approval, no amendment will be made which by applicable law requires the further approval of the McKinley Stockholders without obtaining such further approval.

         11.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         11.8 Expenses. Excite will pay on the Closing Date the investment banking, legal and accounting fees incurred by McKinley in connection with the Merger up to the following maximum amounts: investment banking fees of 3% of the acquisition value paid in the Merger, as defined in that certain engagement letter between Lehman Brothers and McKinley dated June 7, 1996, as amended June 21, 1996, legal fees of $100,000 and accounting fees of $30,000, provided however, that in the event that Excite files a registration statement on Form S-4 for the shares being issued to the McKinley Stockholders, the parties will in good faith negotiate an increase in such legal and accounting fees.

         11.9 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit.

         11.10 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by telecopy or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the following addresses:

                  (i)      If to Excite:

                           Excite, Inc.
                           1091 N. Shoreline Boulevard
                           Mountain View, CA  94043
                           Facsimile:  (408) 943-1299
                           Attention:  President

                           With a copy to:
                           Mark Stevens
                           Fenwick & West LLP
                           2 Palo Alto Square
                           Palo Alto, CA  94306
                           Facsimile:  (415) 494-0674

                  (ii)     If to McKinley:

                           The McKinley Group, Inc.
                           85 Liberty Ship Way, Suite 201
                           Sausalito, CA  94965
                           Facsimile:  (415)
                           Attention:  President

                           With a copy to:
                           Michael Sullivan
                           Pillsbury Madison & Sutro LLP
                           2700 Sand Hill Road
                           Menlo Park, CA  94025-7020
                           Facsimile:  (415) 233-4545

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 11.10.

         11.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         11.12 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         11.13 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         11.14 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         11.15 Public Announcement. Upon execution of the Agreement by both parties, and until the consummation of the Merger, all press releases and other public and private communications shall be made by the parties only with the mutual written consent of McKinley and Excite, except that Excite may make such disclosures as are required by applicable law, provided, however, that a copy of such disclosure shall first be submitted to McKinley within a reasonable time period prior to the dissemination thereof.

         11.16 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties, including but not limited to the Memorandum of Agreement dated June 27, 1996 executed by Excite, McKinley and the members of the Board of Directors of McKinley, with respect hereto, other than the Nondisclosure Agreement between McKinley and Excite dated _____________, 1996. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"EXCITE"                                          "MCKINLEY"

Excite, Inc.                                      The McKinley Group, Inc.

By:  /s/ George Bell                              By:  /s/ David Lynch
     -------------------------------                  --------------------------
Name:  George Bell                                Name:  David Lynch
     -------------------------------                  --------------------------
Its:  Chief Executive Officer                     Its:  Chief Executive Officer
     -------------------------------                  --------------------------

"SUB"                                             "PRINCIPALS"

Excite Acquisition Corporation

By:  /s/ George Bell                              /s/ Isabel Maxwell
     -------------------------------                  --------------------------
                                                      Isabel Maxwell
Name:  George Bell
     -------------------------------              /s/ Christine Maxwell
Its:  President                                       --------------------------
                                                      Christine Maxwell

                                                  /s/ David Hayden
                                                      --------------------------
                                                      David Hayden

                                                  /s/ Roger Malina
                                                      --------------------------
                                                      Roger Malina

                                                  /s/ Daniel Lynch
                                                      --------------------------
                                                      Daniel Lynch



            [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]